UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Mortgage Loan Participation Purchase and Sale Agreement with Bank of America, N.A.

On August 25, 2016, PennyMac Financial Services, Inc. (the “Company”),  through two of its controlled subsidiaries, PennyMac Loan Services, LLC (“PLS”) and Private National Mortgage Acceptance Company, LLC (“PNMAC”), executed an Amended and Restated Request for Temporary Increase (the “Temporary Increase”) in connection with that certain mortgage loan participation purchase and sale agreement, dated August 13, 2014, by and among Bank of America, N.A. (“BANA”), on the one hand, and PLS, as seller, and PNMAC, as guarantor, on the other hand (the “BANA Participation Agreement”).  The Temporary Increase amends and supersedes that certain request for temporary increase originally entered into by PLS, PNMAC and BANA on June 15, 2016.

Pursuant to the terms of the BANA Participation Agreement, PLS may sell to BANA participation certificates, each representing an undivided beneficial ownership interest in a pool of mortgage loans that have been pooled with Fannie Mae, Freddie Mac or Ginnie Mae and are pending securitization. In connection with its sale of any participation certificate, PLS also assigns to BANA a take-out commitment, which evidences PLS’ right to sell to a third party investor the security backed by the mortgage loans underlying the related participation certificate. Other material terms of the BANA Participation Agreement are described more fully in Item 5 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2014.

Pursuant to the Temporary Increase, BANA agreed to increase the aggregate transaction limit of purchase prices for participation certificates owned by BANA at any given time from $250 million to $800 million until October 12, 2016, at which time the aggregate transaction limit of purchase prices will be reset to $250 million. All other terms and conditions of the BANA Participation Agreement remain the same in all material respects. The obligations of PLS are fully guaranteed by its parent company, PNMAC, and the mortgage loans are serviced by PLS.

The foregoing description of the BANA Participation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the BANA Participation Agreement, which was filed as Exhibit 10.72 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2014, and any amendments to the BANA Participation Agreement filed thereafter.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: August 29, 2016	/s/ Anne D. McCallion
Anne D. McCallion
Senior Managing Director and Chief Financial Officer